UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2007

MMA MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	333-104647	33-0843696
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

9440 S. Santa Monica Blvd., Suite 400
Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

(310) 402-5901

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                Changes in Registrant’s Certifying Accountant.

Effective July 19, 2007, the board of directors of MMA Media Inc. approved a resolution to dismiss our independent registered public accounting firm, Lawrence Scharfman & Co., CPA P.C., and retain in its place the accounting firm AJ Robbins P.C. Our relationship with Lawrence Scharfman & Co., CPA P.C. ended on July 19, 2007. We do not expect to continue to use the services of Lawrence Scharfman & Co., CPA P.C.

Lawrence Scharfman & Co., CPA P.C. issued its report on our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005. Neither report contained an adverse opinion nor disclaimer of opinion or was modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the interim period through July 19, 2007, we did not have any disagreements with Lawrence Scharfman & Co., CPA P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there were no reportable events, as described in Item 304(a)(1)(iv) of Regulation S-B.

Also effective July 19, 2007, the board of directors approved a resolution to retain AJ Robbins P.C. as our new independent registered public accounting firm. During our two most recent fiscal years and through July 19, 2007, we did not consult with AJ Robbins P.C regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue.  During our two most recent fiscal years and through July 19, 2007, we have not consulted with AJ Robbins P.C. regarding any of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B.

We have provided Lawrence Scharfman & Co., CPA P.C. with a copy of the disclosure in this Current Report on Form 8-K and requested that Lawrence Scharfman & Co., CPA P.C. furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMA Media Inc.

Date: July 25, 2007	By:	/s/ Michael Kurdziel
Michael Kurdziel
Chief Executive Officer